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                     UNITED STATES

          SECURITIES AND EXCHANGE COMMISSION

                WASHINGTON, D.C.  20549





                CMS ENERGY CORPORATION

                          AND

                CONSUMERS POWER COMPANY




                       FORM 10-Q

                       EXHIBITS




         FOR QUARTER ENDED SEPTEMBER 30, 1995



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                     EXHIBIT INDEX

Exhibit
Numbers                 Description
-------  -----------------------------------------------------------

(12)     -  CMS Energy:  Statements regarding computation of
             Ratio of Earnings to Fixed Charges
(15)(a)  -  CMS Energy:  Letter of Independent Public Accountant
(15)(b)  -  Consumers:   Letter of Independent Public Accountant
(27)(a)  -  CMS Energy:  Financial Data Schedule
(27)(b)  -  Consumers:   Financial Data Schedule
(99)     -  CMS Energy:  Consumers Gas Group Financials

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